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                                                                    EXHIBIT 23.2


We consent to the reference to our Firm under the caption "Experts" and to the use of our reports dated March 11, 1998, in Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-50475) and related Prospectus of KMC Telecom Holdings, Inc. for the registration of 12 1/2% Senior Discount Notes due 2008.


                                          /s/ ERNST & YOUNG LLP


MetroPark, New Jersey
July 9, 1998